Exhibit 10.1

BRUKER CORPORATION

INCENTIVE STOCK OPTION AGREEMENT

UNDER 2016 INCENTIVE COMPENSATION PLAN

This Incentive Stock Option Agreement is entered into [date] by and between Bruker Corporation, a Delaware corporation with a principal place of business in Billerica, Massachusetts (the “Company”) and [Name] (the “Participant”). The Company and its subsidiaries are herein together referred to as the “Company”.

1.           The Company desires to grant the Participant an incentive stock option under the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”) to acquire shares of the Company’s common stock, $.01 par value per share (the “Shares”).

2.           Section 6 of the 2016 Plan provides that each option is to be evidenced by an award agreement, setting forth the terms and conditions of the option.

ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Participant hereby agree as follows:

1.           Grant of Option. The Company hereby grants under the 2016 Plan and subject to the terms and conditions of the 2016 Plan to the Participant an incentive stock option (the “Option”) to purchase all or any part of an aggregate of [number of shares spelled out][number of shares] Shares on the terms and conditions hereinafter set forth.

2.           Purchase Price. The purchase price per Share (“Purchase Price”) for the Shares covered by the Option shall be $[price] per Share.

3.           Time of Exercise of Option.

(a)         The Option shall not be exercisable prior to one (1) year from grant. Thereafter, the Option shall be exercisable as follows:

	Percentage of
	Shares Becoming	Cumulative
	Available for	Percentage
On or After	Exercise	Available
12 months	25%	25%
24 months	25%	50%
36 months	25%	75%
48 months	25%	100%

Exercisability of the Option upon a Change in Control shall be determined as provided in Section 13 of the 2016 Plan.

4.            Term of Options; Exercisability.

(a)         Each Option shall expire not more than ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

(b)         Except as otherwise provided in this Section 4, if the Participant ceases to be an employee of the Company, the Option granted to the Participant hereunder shall terminate on the date that is ninety (90) days after the Participant ceases to be an employee of the Company, or on the date on which the Option expires by its terms, whichever occurs first, and the Option shall not be exercisable after such date.

(c)         If such termination of employment is because the Participant has become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), such Option shall terminate ninety (90) days from the date the Participant ceases to be an employee, or on the date on which the Option expires by its terms, whichever occurs first.

(d)         If such termination of employment is “for cause”, all outstanding and unexercised portions of the Option as of the time the Participant is notified that the Participant’s employment is terminated “for cause” will immediately be forfeited. For purposes of this Agreement, “cause” shall include (and is not limited to) dishonesty with respect to the Company or any of its affiliates, breach of fiduciary duty, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, material failure or refusal to comply with Company’s published policies generally applicable to all employees, and conduct materially harmful to the business of the Company or any of its affiliates. The determination of the Compensation Committee (as defined in the 2016 Plan) as to the existence of “cause” will be conclusive on the Participant and the Company. In addition, “cause” is not limited to events which have occurred prior to the Participant’s termination of employment, nor is it necessary that the Compensation Committee’s finding of “cause” occur prior to termination. If the Compensation Committee determines, subsequent to the Participant’s termination of employment but prior to the exercise of the Option, or any portion thereof, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “cause”, then the right to exercise any outstanding unexercised portion of the Option will be immediately forfeited.

Notwithstanding the foregoing, any definition in an agreement between the Participant and the Company which (i) contains a conflicting definition of “cause” for termination and (ii) is in effect at the time of such termination shall supersede the definition in this Agreement with respect to the Participant.

(e)         In the event of the death of the Participant, the Option granted to the Participant shall terminate ninety (90) days from the date of death, or on the date on which the Option expires by its terms, whichever occurs first.

(f)          If the Participant ceases to be an employee of the Company, the Option shall be exercisable only to the extent that the right to purchase Shares under such Option, as provided in Section 3, has accrued and is in effect on the date of termination of employment.

(g)         No partial exercise may be made for less than one (1) full Share.

(h)         In the event of the death of the Participant, the Option may be exercised by the estate of the Participant, or by any person or persons who acquired the right to exercise the Option by will or pursuant to the laws of descent and distribution as a result of the death of the Participant, subject to Section 4(d) hereof.

5.           Manner of Exercise of Option.

(a)         To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice (including electronic notice as may be permitted or required by the Company pursuant to Section 18 hereof) to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment shall be made (a) in cash or by check payable to the order of the Company, (b) at the discretion of the Compensation Committee, and so long as there is no adverse tax or accounting impact to the Company, by delivery of Shares owned by the Participant having a fair market value equal in amount to the exercise price of the Option being exercised and having been held by the Participant for at least six months, (c) at the discretion of the Compensation Committee, by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price, (d) at the discretion of the Compensation Committee, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a fair market value that does not exceed the aggregate exercise price, together with cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares, or (e) at the discretion of the Compensation Committee, by any combination of (a), (b), (c) and (d) above. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

(b)         The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option. The Participant shall not have any of the rights of a stockholder of the Company in respect of the Shares until one or more certificates for such Shares shall be delivered to him or her upon the due exercise of the Option.

6.           Non-Transferability. The right of the Participant to exercise the Option shall not be assignable or transferable by the Participant otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Participant only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Participant or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

7.           Registration; Compliance with Laws and Regulations; Restrictive Legends.

(a)         This Option and the obligation of the Company to sell and deliver Shares hereunder shall be subject in all respects to: (i) all applicable Federal and state laws, rules and regulations; and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Company shall, in its discretion, determine to be necessary or applicable. Moreover, the Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law. The Company intends, but is not obligated, to register the Shares for issuance under the Securities Act of 1933, as amended (the “Act”), and to keep such registration effective throughout the period the Option is exercisable.

(b)         In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Act, upon any date on which the Option is exercised in whole or in part, the Participant (or the person permitted to exercise the Option in the event of Participant’s death or incapacity) shall execute and deliver to the Company, prior to the delivery of any Shares by the Company pursuant to this Agreement, an agreement (in such form as the Company may specify) in which the Participant (or such person) represents and warrants that such Shares are being acquired for the Participant’s own account, for investment only and not with a view to public resale or distribution, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Act, which registration statement has become effective and is current with regard to the Shares being offered or sold; or (ii) a specific exemption from the registration requirements of the Securities Act.

Additionally, the Participant (or the person permitted to exercise the Option in the event of Participant’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company, in writing, such other agreements and other documents containing such provisions as the Company may require to assure compliance with applicable securities laws.

(c)         The Participant acknowledges and agrees that (i) the certificates representing the Shares, if any, may bear such legend or legends as the Company in its sole discretion deems appropriate in order to assure compliance with applicable securities laws and (ii) the Company may refuse to register transfer of the Shares on the stock transfer records of the Company, and may give related instructions to its transfer agent, if any, to stop registration of such transfer if such proposed transfer, in the opinion of counsel satisfactory to the Company, would constitute a violation of any applicable securities law.

(d)         In order to enable the Company to determine when it is entitled to a tax deduction upon the disposition of any Shares issued upon exercise of this Option, for the periods during which such a disposition would entitle the Company to such a deduction (generally, a disposition within two years from the date of grant of the Option or within one year from the date of exercise of the Option will entitle the Company to a deduction), all stock certificates of such Shares shall be held by the Participant in his or her name and not in the name of a broker, nominee or other person or entity, and shall bear a legend reflecting that such Shares were obtained upon exercise of an incentive stock option. The Participant acknowledges that the Company may send a Form W-2, W-2c or substitute therefor, as appropriate, to the Participant with respect to any income recognized by the Participant upon a disposition of the Shares for the periods during which such a disposition would entitle the Company to such a deduction.  Nothing in this Section 7(d) shall restrict the Participant from selling, transferring or otherwise disposing of such Shares at any time, but only from holding such Shares in other than his or her own name.

8.           Adjustments on Changes in Recapitalization, Reorganization and the Like. Adjustments on changes in recapitalization, reorganization and the like shall be made in accordance with Section 13 of the 2016 Plan, as in effect on the date of this Agreement.

9.           No Special Employment Rights. Nothing contained in the 2016 Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Participant for the period within which this Option may be exercised.

10.         Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Participant. Except as otherwise expressly provided in the 2016 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

11.         Withholding Taxes. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy all Federal, foreign, state and local withholding tax requirements prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. The Participant may satisfy, totally or in part, the Participant’s tax obligations pursuant to this Section by electing to withhold or otherwise redeliver Shares acquired upon exercise of this Option.

12.         Data Privacy.

(a)         To facilitate the administration of the Plan and this Agreement, it will be necessary for the Company (or its payroll administrators) to collect, hold and process certain personal information and other data about Participant and to transfer this data to certain third parties such as brokers with whom Participant may elect to deposit any share capital under the Plan. This personal data may include, but is not limited to, Participant’s name, home address and telephone number, date of birth,social security number or other identification number, salary, nationality, job title, Shares held, and details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

(b)         Participant hereby consents to the Company (or its payroll administrators) collecting, holding and processing Participant’s personal data and transferring this data to the Company or any other third parties insofar as is reasonably necessary to implement, administer and manage the Plan.

(c)         Participant understands that this data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the United States.

(d)         Participant understands that Participant may, at any time, view Participant’s personal data, require any necessary corrections to it or withdraw the consents herein in writing by contacting the Company, but acknowledges that without the use of such data it may not be practicable for the Company to administer Participant’s involvement in the Plan in a timely fashion or at all and this may be detrimental to Participant.

13.         Recoupment. Participant acknowledges that any incentive-based compensation received by Participant from the Company hereunder or otherwise (including any proceeds realized from any exercise of an Option and/or sale of the Shares underlying such Option) shall be subject to recovery by the Company in the circumstances and manner provided in any recoupment policy that may be adopted or implemented by the Company and in effect from time to time on or after the date hereof, and Participant shall effectuate any such recovery at such time and in such manner as the Company may specify. As used herein the “recoupment policy” means and includes any policy of the type contemplated by Section 10D of the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission adopted pursuant thereto, or any related rules or listing standards of any national securities exchange or national securities association applicable to the Company.

14.         Qualification under Section 422. It is understood and intended that the Option granted hereunder shall qualify as an “incentive stock option” as defined in Section 422 of the Code. Accordingly, the Participant understands that in order for the Participant to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any

Shares acquired upon exercise of the Option within the one-year period beginning on the day after the day of the transfer of such Shares to him or her, nor within the two-year period beginning on the day after the grant of the Option. If the Participant intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any such Shares within said periods, he or she hereby agrees to notify the Company within thirty (30) days after such disposition.

15.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of laws principles.

16.         Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Participant regarding the Option.

17.         Counterparts. This Agreoement may be executed, including, without limitation, by facsimile or electronic signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

18.         Electronic Delivery. The Participant hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the 2016 Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to the Secretary of the Company, this consent shall be effective for the duration of the Agreement. The Participant also understands that he or she shall have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Participant consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the 2016 Plan.

IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

PARTICIPANT	BRUKER CORPORATION

By:	By:	/s/Frank H. Laukien, Ph.D.

[name]	Frank H. Laukien, Ph.D.
[street address]	Chairman, President, and CEO
[city, state, zip code]
[country]